Jefferies Industrials Conference August 9, 2022

2 Safe Harbor Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” ”path,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this presentation are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the timing and execution of the restructuring plan and risks relating to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, customer demand, and costs associated with our operations. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. These forward- looking statements speak only as of the date of this presentation, and Knowles disclaims any intention or obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Disclaimer The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, adjusted earnings before interest and income taxes margin, non-GAAP gross profit margin, non-GAAP diluted earnings per share, and non-GAAP operating expense margin to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focuses on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables in the Appendix.

Our Company

A global technology leader and manufacturer. Knowles develops advanced micro-acoustic microphones and speakers, audio solutions, high performance capacitors and RF filters for the world’s leading technology providers. * For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation. Who We Are 13 Countries 1000+ Engineering & Technology Employees ~7000 Total Employees $868M 2021 Revenue $174M 2021 Adjusted EBIT * $134M 2021 Free Cash Flow * Founded: 1946 HQ: Itasca, IL NYSE: KN 2021 REVENUE BY SEGMENT Precision Devices 23% 77% Audio 900+ Granted and Pending Patents 4

5 Experienced management team. Leadership Team Jeffrey S. Niew President & Chief Executive Officer John Anderson Senior Vice President & Chief Financial Officer Chris Dugan President, Precision Devices Daniel Giesecke Senior Vice President & Chief Operating Officer Ray Cabrera Senior Vice President, Human Resources & Chief Administrative Officer Brian Crannell Senior Vice President, Corporate Development Christian Scherp Senior Vice President, Global Sales Robert J. Perna Senior Vice President, General Counsel & Secretary Jon Kiachian Vice President, Audio Greg Doll Vice President, Audio MEMS Shehab Albahri Sr. Director, R&D, Audio Peter Vancorenland Senior Vice President, R&D, Audio MEMS Electronics Experience 10 Years 24 Years 25 Years 18 Years 19 Years 28 Years 16 Years 29 Years 25 Years 26 Years In-House Counsel Experience

LOWER MARGIN PRODUCTS AND MARKETS HIGHEST VALUE PRODUCTS & MARKETS $ Over the past five years, we have optimized our product and market portfolio to deliver higher growth, earnings and cash flow. We have built a highly sustainable business with unique capabilities in solving customers’ most complex technical challenges. Our product innovation and manufacturing expertise are unparalleled in the industry. 6 Repositioned to drive improved financial performance. Investment Thesis Investment in High-Growth Markets • Leader in technology and market share across diversified set of end markets • Focusing on market segments with most favorable tailwinds Innovation in Design • Shifting R&D towards higher value areas • Innovating across complex customer needs to maximize differentiation Discipline in Capital Deployment • Returns-focused approach to R&D and CapEx investment • Strengthening balance sheet through debt paydown • Driving value through accretive M&A and share buybacks

7 Shift in mix of markets drives higher gross margins. 2017 results include $13.6 million in revenue and $5.6 million related to recovered legal expenses associated with the settlement of a royalty dispute. Management estimates that $13.0 million of the settlement proceeds relate to years prior to 2017. Market Shift We have expanded the markets we serve beyond the smartphone industry. Today, our business is more diversified across the markets that yield higher gross margins. 2017 REVENUE Electric Vehicle 2% Defense 10% Industrial/Telecom 9% Ear/IoT/Compute 31% MedTech 27% Smartphone 21% 2021 REVENUE Electric Vehicle 1% Defense 5% Industrial/Telecom 7% Ear/IoT/Compute 26% MedTech 26% Smartphone 35%

Product Portfolio

knowles

Two platforms with industry-leading performance in every market.

PRECISION DEVICES

CAPACITORS

RF & MICROWAVE



High Performance Capacitors

High voltage, temp, reliability and capacitance/size.



RF Filtering Solutions

High frequency filtering for next generation communication.

SAM

$1.0B [1]

AUDIO

EAR

IoT

COMPUTE

MEDTECH

SMARTPHONE



MEMS Microphones

Optimized signal to noise and power performance in compact, environmentally robust, cost-effective form factors.



Balanced Armature Speakers

High output in a compact power efficient package.



Audio Solutions

Advanced assemblies and signal processing solutions.

SAM

$1.7B [2]

1. Source for SAM: GlobalData Plc, Paumanok Group, Mobile Experts LLC, and KN customer intelligence. Information is as of November 30, 2021.
2. Source for SAM: Futuresource Consulting Ltd, SAR Insight & Consulting, Omdia, European Hearing Instrument Manufacturers Association, ABI Research and KN customer intelligence. Information is as of November 30, 2021.

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Our Financials 9

25.4 22.0 20 17 20 21 ADJUSTED EBIT MARGIN* (%) REVENUE ($M) 744.2 868.1 20 17 20 21 Non-GAAP OPERATING EXPENSE MARGIN* (%) 40.3 41.7 20 17 20 21 Non-GAAP GROSS PROFIT MARGIN* (%) Non-GAAP DILUTED EPS* ($) 0.88 1.53 20 17 20 21 * For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation 2017 results include $13.6 million in revenue and $5.6 million related to recovered legal expenses associated with the settlement of a royalty dispute. Management estimates that $13.0 million of the settlement proceeds relate to years prior to 2017 Track record of improved financial performance. Financial Performance 14.9 20.1 20 17 20 21 3.9% CAGR +1.4% +5.2% 14.8% CAGR -3.4% 10

41.3 18.4 82.7 96.2 133.5 20 17 20 18 20 19 20 20 20 21 FREE CASH FLOW* ($M) 11 Proven ability to deliver strong free cash flow. Cash Generation Gross Margin Expansion • Focused on markets that value our technology and manufacturing differentiation • Implemented a more disciplined approach to pricing • Divested lower gross margin businesses • Completed acquisitions that were accretive to gross margin Expense Control • Reduced R&D spend where pace of market adoption was below our expectations • Committed to continuous improvement in processes to drive efficiencies • Leveraged ERP system and low-cost shared service center CapEx Discipline • Optimized investments across areas with attractive returns FREE CASH FLOW MARGIN* (%) 5.5 2.2 9.7 12.6 15.4 20 17 20 18 20 19 20 20 20 21 * For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation 2017 results include $13.6 million in revenue and $5.6 million related to recovered legal expenses associated with the settlement of a royalty dispute. Management estimates that $13.0 million of the settlement proceeds relate to years prior to 2017

12 Strong cash flow generation and debt reduction enables shift in future capital allocation priorities. Capital Deployment Organic Growth • Continued investment of R&D spend to markets with optimal growth trends and products with better profit potential • Deploying Capital Expenditures to markets and products with attractive returns Accretive M&A • Continued focus on accretive1 acquisitions Increase Share Repurchases to at least 50% of Annual Free Cash Flow • April 2022 increase of $150M to share repurchase program2 Maintain Strong Balance Sheet • Leverage Ratio of 2.5x or less3 2 1 Accretive to Non-GAAP Diluted EPS within 12 months of acquisition 2 The timing and amount of any shares repurchased will be determined by the Company based on its evaluation of market conditions and other factors, and will be made in accordance with applicable securities laws in either the open market or in privately negotiated transactions. The Company is not obligated to purchase any shares under the program, and the program may be suspended or discontinued at any time. The actual timing and share price of shares repurchased will depend on a number of factors, including the market price of the Company's stock, general market and economic conditions, and applicable legal requirements. 3 Leverage Ratio represents the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, as those terms are defined in our Revolving Credit Facility

July 28, 2021 Outlook Q3 2022 Guidance. 13 GAAP ADJUSTMENTS NON-GAAP Revenue $170 to $185 million — $170 to $185 million Gross Profit Margin 16.0% to 18.0% 21.0% 37.0% to 39.0% Diluted EPS $(0.37) to $(0.33) $0.54 $0.17 to $0.21 Q3 2022 GAAP results are expected to include approximately $0.42 per share in restructuring charges, $0.08 per share in stock- based compensation, and $0.04 per share in amortization of intangibles. • Weak consumer electronics demand coupled with excess channel inventory • Continued strength in Precision Devices and Hearing Health • Restructuring charges in mobile consumer electronics business, announced in Q3 2022, with expected annualized savings of $25 - $30 million

Strong Sequential Improvement in EPS

knowles

Expect 15% – 25% Q3 to Q4 sequential revenue growth on continued strength in Precision Devices and Hearing Health with modest recovery in consumer electronics.



$0.19
$0.04 - $0.06
$0.02 - $0.04
$0.05 - $0.09
$0.01+
$0.35+
3Q22 Non-GAAP Diluted EPS Guidance Midpoint
Restructuring Benefits
Precision Devices
Audio
Share Repurchase / Other
4Q22 Non-GAAP Diluted EPS Guidance Midpoint

Projected Drivers

Restructuring Benefits

- Announced Mobile Consumer Electronics restructuring plan in Q3 with expected annualized savings of $25-$30M
- Expected restructuring benefits of $4-$6 million in Q4

Precision Devices

- Continued revenue growth in Defense & MedTech
- EBIT drop through on increased volume

Audio

- Strong Hearing Aid seasonality and sustained share gains
- Modest recovery in consumer electronics as channel inventory improves
- Favorable product & customer mix

- Reconciliation of non-GAAP Diluted EPS, a forward-looking Non-GAAP financial measure, to the most directly comparable GAAP financial measure is not provided because the information needed to complete a reconciliation is unavailable without unreasonable effort.

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Near Term Market Outlook

knowles

Diversified portfolio with continuing shift beyond consumer segments.


2022E
REVENUE

Electric Vehicle	3%
Defense	13%
Industrial/Telecom	11%
Ear/IoT/Compute	25%
MedTech	32%
Smartphone	16%

Projected Company Specific End Market Growth Trends

- EV - Double-digit growth for our high-performance capacitors for on-board battery charging applications
- Defense - High single-digit to low double-digit growth for RF and Capacitors, driven by multi-year funded defense programs and expanding opportunities that require high performance solutions
- Industrial / Telecom - Mid single-digit growth in a broad set of industrial applications, no material 5G mmWave impact near term
- Ear/IoT/Compute - Returning to low double-digit growth with the completion of compute inventory correction
- MedTech - Mid single-digit growth in hearing aids, implantables and medical equipment
- Smartphone - Market growth rate expected to be low single-digit, but continuing reduction in smartphone revenue as a percentage of total company revenue is expected due to the company's continued strategic shift to high value microphones

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16 Accelerating achievement of mid-term financial targets announced in November 2021. Financial Outlook Revenue Growth • Precision Devices high single digit CAGR% • Audio mid single digit CAGR% • Overall growth in the mid to high single digit CAGR% Adjusted EBIT Margin* 22–24% Free Cash Flow Margin* 15–17% PROJECTED DRIVERS TARGETS Non-GAAP Operating Expense* • Efficiently leverage resources to support growth and reduce expenses to approximately 20% of revenues Non-GAAP Gross Profit Margin* • Improve to 43% or more on mix and new product introductions  Reconciliation of this forward-looking Non-GAAP financial measure to the most directly comparable GAAP financial measure is not provided because the information needed to complete a reconciliation is unavailable without unreasonable effort.

Key Takeaways

knowles

We have built a highly sustainable business with unique capabilities in solving customers' most complex technical challenges.

Unparalleled product performance	Innovating across complex customer needs to maximize differentiation
Diversification in high-growth markets	Focusing on market segments with the most favorable tailwinds including Ear, IoT, MedTech, EV and Defense
Accretive new product introductions	Deploying R&D to markets and products with better profit potential
Discipline in capital deployment	Focusing CapEx on our attractive products and markets M&A delivering accretive returns
Cash generation	Successful debt reduction and operating performance enables return of Free Cash Flow through increased share repurchases
Strong earnings potential	Path to $2.50+ Non-GAAP Diluted EPS* with top quartile financial metrics among diversified electronic component peers

*Reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is not provided because the information needed to complete a reconciliation is unavailable without unreasonable effort.

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Appendix 18

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in millions, except per share amounts)	Year Ended December 31, 2021	2017
Gross profit	$ 359.5	$ 286.3
Gross profit margin	*41.4%*	*38.5%*
Stock-based compensation expense	1.6	1.8
Impairment charges	-	1.4
Restructuring charges	-	4.0
Production transfer costs [1]	-	6.7
Other [2]	1.0	-
Non-GAAP gross profit	$ 362.1	$ 300.2
Non-GAAP gross profit margin	*41.7%*	*40.3%*
Operating expenses	$ 243.7	$ 245.8
Stock-based compensation expense	(30.5)	(22.9)
Intangibles amortization expense	(15.9)	(7.3)
Impairment charges	(4.0)	(19.9)
Restructuring charges	(0.5)	(6.2)
Production transfer costs [1]	-	(0.1)
Other [2]	(2.0)	(0.3)
Non-GAAP operating expenses	$ 190.8	$ 189.1
Non-GAAP operating expenses margin	*22.0%*	*25.4%*
Earnings from continuing operations	$ 150.2	$ 6.5
Interest expense, net	14.2	20.6
(Benefit from) provision for income taxes	(45.6)	12.9
Earnings from continuing operations before interest and income taxes	118.8	40.0
Earnings from continuing operations before interest and income taxes margin	*13.7%*	*5.4%*
Stock-based compensation expense	32.1	24.7
Intangibles amortization expense	15.9	7.3
Impairment charges	4.0	21.3
Restructuring charges	0.5	10.2
Production transfer costs [1]	-	6.8
Other [2]	3.0	0.3
Adjusted earnings from continuing operations before interest and income taxes	$ 174.3	$ 110.6
Adjusted earnings from continuing operations before interest and income taxes margin	*20.1%*	*14.9%*
Earnings from continuing operations	$ 150.2	$ 6.5
Non-GAAP reconciling adjustments [3]	55.5	70.6
Interest expense, net non-GAAP reconciling adjustments [4]	6.6	6.1
Income tax effects of non-GAAP reconciling adjustments [5]	65.4	2.0
Non-GAAP net earnings	$ 146.9	$ 81.2
Diluted earnings per share from continuing operations	$ 1.59	$ 0.07
Earnings per share non-GAAP reconciling adjustment	(0.06)	0.81
Non-GAAP diluted earnings per share	$ 1.53	$ 0.88
Diluted average shares outstanding	94.7	90.5
Non-GAAP adjustment [6]	1.1	1.9
Non-GAAP diluted average shares outstanding [6]	95.8	92.4

Notes:

[1] Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.

[2] In 2021, Other expenses represent the ongoing net lease cost (income) related to facilities not used in operations and expenses related to the acquisition of Integrated Microwave Corporation by the Precision Devices segment. In 2017, Other primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer.

[3] The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.

[4] Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we were required to recognize imputed interest expense on the Company's $172.5 million of convertible senior notes due November 1, 2021 that were issued in a private placement in May 2016. The imputed interest rate for the convertible notes was 8.12%, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management's assessment of the Company's operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

[5] Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In 2021, these adjustments include a valuation allowance release of $59.1 million for our U.S. subsidiaries.

[6] The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions that expired upon maturity of the convertible notes to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

knowles

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Free Cash Flow and Free Cash Flow Margin 20 (in millions) 2021 2020 2019 2018 2017 Cash provided by operating activities 182.1$ 128.1$ 123.9$ 98.5$ 92.9$ Less: Capital expenditures (48.6) (31.9) (41.2) (80.1) (51.6) Free cash flow (1) 133.5$ 96.2$ 82.7$ 18.4$ 41.3$ Free cash flow margin (1) 15.4% 12.6% 9.7% 2.2% 5.5% Years Ended December 31, (1) In addition to measuring cash flow generation and usage based on liquidity measures determined in accordance with GAAP, Knowles also measures free cash flow and free cash flow margin. Free cash flow is defined as cash provided by operating activities less capital expenditures. Knowles believes these measures are useful in measuring its cash generated from operations that is available to repay debt, fund acquisitions, and repurchase Knowles’ common stock. Free cash flow and free cash flow margin are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, free cash flow and free cash flow margin should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.